UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 11, 2008

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49629	33-0933072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17872 Cartwright Road Irvine, CA 92614	92614
(Address of principal executive offices)	(Zip Code)

(949) 399-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 16, 2008, Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the “Registrant”), and its wholly-owned subsidiary, Tecstar Automotive Group, Inc. (“Tecstar”), completed a series of transactions that restructure Quantum’s outstanding debt obligations to its secured lender, WB QT, LLC (“Lender”), and transfer substantially all of the assets of Tecstar and the business operations of the Tecstar business segment to WB Automotive Holdings, Inc. (“WB Automotive”), an affiliate and assignee of Lender.

Tecstar and WB Automotive executed a Strict Foreclosure Agreement on January 16, 2008, pursuant to which, under Article 9 of the Uniform Commercial Code, Tecstar assigned to WB Automotive all of its right, title and interest in and to the equity interests in Tecstar’s operating subsidiaries (the “Operating Subsidiaries”), Tecstar’s interest in the Amstar joint venture, receivables owed to Tecstar by the Operating Subsidiaries and Tecstar’s interest in a $1 million cash collateral account, in full payment and satisfaction of $15.3 million owed by Tecstar under a convertible promissory note (the “Tecstar Convertible Note”), which was guaranteed by the Registrant.

Pursuant to a Release Agreement executed by the Registrant and WB Automotive, WB Automotive released the Registrant from approximately $20.3 million of guaranty obligations relating to the Tecstar Convertible Note and a $5 million term note (the “Tecstar Term Note”) originally issued to Lender by Tecstar. In exchange for the foregoing release, the Registrant caused Tecstar to enter into and complete the transactions described above, paid $1 million to WB Automotive and agreed to assume $887,456 in unpaid interest owed under the Tecstar Convertible Note.

Item 1.02.	Termination of a Material Definitive Agreement.

See the disclosures in Item 1.01, which are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

See the disclosures in Item 1.01, which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

On January 16, 2008, the Registrant and Lender executed a Convertible Note Purchase Agreement pursuant to which the Registrant issued a convertible promissory note to Lender (the “Quantum Convertible Note”) having a principal amount of $16.1 million. The Registrant and Lender also entered into a Third Amendment to Credit Agreement pursuant to which the Registrant issued a term note to Lender (the “Term B Note”) having an initial principal amount of $10 million. The Quantum Convertible Note and the Term B Note replace and cancel the revolving credit note issued to Lender by the Registrant on January 31, 2007 and provide an additional $2.0 million in cash to the Registrant.

The Quantum Convertible Note has an interest rate of 11.5% per annum, of which 6.5% is payable in cash and 5% is added to the outstanding principal balance. Interest is paid semi-annually on July 1 and January 1. The Quantum Convertible Note matures on July 1, 2009. In the event that Lender elects to extend the maturity date to July 1, 2012, the interest rate will be 9.5% thereafter, of which 6.5% is payable in cash and 3% is added to the outstanding principal. The outstanding principal and accrued interest on the Quantum Convertible Note is convertible to common stock of the Registrant at the option of Lender based on a conversion price of $1.35, subject to certain anti-dilution adjustments including a conversion price reset provision in the event the Registrant issues equity securities at a price below $1.35 per share. The Quantum Convertible Note is secured by all of the assets of the Registrant.

The Term B Note accrues interest at 6.5% per annum and is due upon demand, provided that Lender cannot make demand until the second anniversary date of the Term B Note. The Term B Note matures on January 16, 2015. Interest on the Term B Note is payable monthly. The principal amount due under the Term B Note is subject to upward adjustment based upon the Registrant’s volume weighted average price for the 20 business days immediately preceding the demand payment date (“VWAP Price”) and is determined as of the demand payment date by multiplying the amount demanded by the greater of (A) one and (B) 1.5 multiplied by the lesser of (x) the VWAP Price and (y) $2.50. Based on the foregoing formula, the maximum amount that may be demanded under the Term B Note is $37.5 million. The Registrant has the option to pay the amount demanded in cash or shares of its common stock, subject to certain conditions. If the Registrant elects to pay in stock, then the number of shares to be issued is equal to the principal amount of the Term B Note demanded (as determined in accordance with the foregoing formula) divided by the lesser of (x) the VWAP Price and (y) $2.50. The Term B Note is secured by all of the assets of the Registrant.

Pursuant to the Third Amendment to Credit Agreement, the Registrant and Lender also agreed to amend the terms of the $10 million term note issued by the Registrant on January 31, 2007, as amended (“Term Note”) to: delay the first amortization payment from March 15, 2008 until September 15, 2008 and to increase the interest rate by 1% per month commencing on September 16, 2008 up to a maximum interest rate of 18% per annum. Pursuant to the Third Amendment to Credit Agreement, the amortization of the Term Note is $4.3 million on September 15, 2008 and $.4 million per month thereafter.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Tecstar failed to pay the January 1, 2008 semi-annual interest payment due under the Tecstar Convertible Note and as of January 11, 2008 was in default thereof. Therefore, all amounts due under the Tecstar Convertible Note were immediately due and payable. Following the transactions described above, however, these amounts are no longer owing by Tecstar and Lender has waived all related defaults of the Registrant.

On January 11, 2008, Tecstar Manufacturing Canada Limited (“Tecstar Canada”), a subsidiary of Tecstar, received written notification of the termination of the lease relating to the Whitby, Ontario, Canada facility (the “Canadian Lease”) and the acceleration of all amounts owed thereunder, which are asserted to total approximately $5 million. As of execution of the Strict Foreclosure Agreement, Tecstar Canada, tenant under the Canadian Lease, and Tecstar L.P., guarantor under the Canadian Lease, are no longer indirect subsidiaries of the Registrant and will not be included in the Registrant’s financial statements for the period after January 15, 2008.

The Registrant is of the view that as a result of the transactions described above, the consequences of the foregoing defaults are not materially adverse to the Registrant.

Item 3.02.	Unregistered Sales of Equity Securities.

A description of the Quantum Convertible Note is set forth under Item 2.03 and incorporated herein by reference. The Quantum Convertible Note was issued in reliance on Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro forma financial information

A pro forma balance sheet as of October 31, 2007 and statements of operations for the past three fiscal years and the most recent interim period will be filed by amendment no later than January 23, 2008.

(d)	Exhibits

Please see attached exhibit index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS WORLDWIDE, INC.

January 17, 2008	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1*	Strict Foreclosure Agreement

99.2*	Release Agreement

99.3	Convertible Note Purchase Agreement

99.4	Convertible Promissory Note

99.5	Third Amendment to Credit Agreement

99.6	Term B Note

99.7	Security Agreement

99.8*	Second Amendment to Security Agreement

*	To be filed as an exhibit to the next applicable periodic report.